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                                                                       EXHIBIT 5

                [Letterhead of Blank Rome Tenzer Greenblatt LLP]



                                    January 24, 2001



TeleHubLink Corporation
One Technology Drive
Suite 135
Andover, Massachusetts 01810


Gentlemen:

     You have requested our opinion in connection with (i) the public offer and sale by TeleHublink Corporation, a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 to be filed under the Securities Act of 1933, as amended (the "Act"), of 1,150,000 shares (the "Public Warrant Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock") underlying outstanding public warrants (the "Public Warrants"), and (ii) the public offer and sale on behalf of the selling securityholders named in the Registration Statement of (a) 100,000 shares of Common Stock (the "Underwriter Warrant Shares") issuable upon exercise of certain warrants (the "Underwriter's Underlying Warrants") underlying warrants issued to the underwriter of the Company's initial public offering, (b) 200,000 shares of Common Stock (the "Director Warrant Shares") underlying warrants issued to certain directors of the Company (the "Directors' Warrants"), (c) 4,253,067 shares of Common Stock (the "Private Warrant Shares") underlying private placement warrants held by certain of the selling securityholders (the "Private Warrants"), (d) 13,844,393 shares of Common Stock that are held by certain of the selling securityholders (the "Issued Shares") , and (e) 3,097,000 shares of Common Stock (the "Option Shares") underlying non-plan stock options held by certain of the selling securityholders (the "Options").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, the conformity to the originals of all documents presented to us as conformed or reproduced copies and the enforceability of all agreements and similar documents presented to us. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.
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TeleHubLink Corporation
January 24, 2001
Page 2

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Public Warrant Shares have been duly and validly authorized, and when paid for and issued upon exercise of the Public Warrants in accordance with the terms of the Public Warrants, will be validly issued, fully paid and nonassessable.

     2. The Underwriter Warrant Shares have been duly and validly authorized, and when paid for and issued upon exercise of the Underwriter's Underlying Warrants in accordance with the terms of the Underwriter's Underlying Warrants, will be validly issued, fully paid and nonassessable.

     3. The Director Warrant Shares have been duly and validly authorized, and when paid for and issued upon exercise of the Directors' Warrants in accordance with the terms of the Directors' Warrants, will be validly issued, fully paid and nonassessable.

     4. The Private Warrant Shares have been duly and validly authorized, and when paid for and issued upon exercise of the Private Warrants in accordance with the terms of the Private Warrants, will be duly and validly issued, fully paid and nonassessable.

     5. The Issued Shares have been duly and validly issued and are fully paid and nonassessable.

     6. The Option Shares have been duly and validly authorized, and when paid for and issued upon exercise of the Options in accordance with the terms of the Options, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

     Please be advised that James Martin Kaplan, a partner of this firm, and members of his family are security holders of the Company.

                                                   Very truly yours,

                                         /s/  BLANK ROME TENZER GREENBLATT LLP


                                         BLANK ROME TENZER GREENBLATT LLP